Dentsply Sirona Announces Appointment of Jorge M. Gomez as Chief Financial Officer

CHARLOTTE, N.C., July 8, 2019 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), the Dental Solutions Company, today announced the appointment of Jorge M. Gomez as Chief Financial Officer.

Jorge M. Gomez served as Chief Financial Officer of Cardinal Health since January 2018, where he was responsible for financial activities across the enterprise, including financial strategy, capital deployment, treasury, investor relations, tax, accounting and external reporting. Prior to that, Jorge was Chief Financial Officer of the Medical and Pharmaceutical segments, and Treasurer and Corporate Controller at Cardinal Health. Before joining Cardinal Health, Jorge held multiple executive and leadership roles at General Motors and the Smurfit-Kappa Group.

"On behalf of the entire management team, I would like to extend a warm welcome to Jorge Gomez. He is a talented global executive with an in-depth knowledge of the healthcare market, who brings the right mix of skills and experience, and a solid track record of successfully managing global finance operations,” said Don Casey, Dentsply Sirona’s CEO. “In addition, Jorge has a strong business sense and the ability to collaboratively lead an organization to drive increased shareholder value. I would also like to thank Nick Alexos for his efforts and dedication to Dentsply Sirona, and his leadership during the CFO transition,” continued Mr. Casey.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 132-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:

Investors:
John Sweeney, CFA, IRC
Vice President, Investor Relations
+1-717-849-7863
John.Sweeney@dentsplysirona.com

Forward-Looking Statements and Associated Risks

Information the Company has included or incorporated by reference in filings with the U. S. Securities and Exchange Commission (the “SEC”) as well as press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements about the Company’s plans, objectives, expectations (financial or otherwise) or intentions.

The Company’s forward-looking statements involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•the Company's ability to successfully implement its cost reduction and restructuring plans

•the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors

•the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry

•the effect of changes in the Company’s management and personnel

•changes in applicable laws, rules or regulations, or their interpretation or enforcement, or the enactment of new laws, rules or regulations, which apply to the Company’s business practices (past, present or future) or require the Company to spend significant resources for compliance

•a significant failure or disruption in service within the Company’s operations or the operations of key distributors

•results in pending and future litigation, investigations or other proceedings which could subject the Company to significant monetary damages or penalties and/or require us to change our business practices, or the costs incurred in connection with such proceedings

•the Company’s failure to attract and retain talented employees, or to manage succession and retention for its key executives

•the Company’s failure to successfully integrate the business operations or achieve the anticipated benefits from any acquired businesses

•the Company’s failure to execute on, or other issues arising under, certain key client contracts

•the impact of the Company’s debt service obligations on the availability of funds for other business purposes, the terms of and required compliance with covenants relating to the Company’s indebtedness and its access to the credit markets in general

•general economic conditions

•other risks described from time to time in the Company’s filings with the SEC

You should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, “Risk Factors” of the Form 10-K and any other information included or incorporated by reference in the Company’s other filings with the SEC, when reviewing any forward-looking statement. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties associated with an investment in the company.